Exhibit 99

PRESS RELEASE

GE Reports 2Q’13 Operating EPS $0.36, Revenues $35.1B
Infrastructure orders +4%, U.S. orders +20%, record backlog of $223B
Industrial segment margins +50 basis points

2Q 2013 Highlights
•	2Q orders +4%; U.S. orders +20%
•	Operating EPS of $0.36, includes positive items of $0.02 offset by $0.04 of restructuring and other items
•	Profit growth in six of seven Industrial businesses
•	Industrial segment growth market revenues +5%
•	Industrial segment margins +50 bps. with strong performance in six of seven segments
•	$9.9 billion returned to shareholders year-to-date
•	Overall framework for 2013 remains unchanged

FAIRFIELD, Conn. – July 19, 2013 – GE [NYSE: GE] announced today second-quarter 2013 operating earnings of $3.7 billion, or $0.36 per share, down 8% and 5% respectively from the second quarter of 2012.  GAAP earnings from continuing operations were $3.3 billion, or $0.31 per share, down 11% and 9% respectively.  Net earnings of $3.1 billion, or $0.30 per share, rose 1% and 3% respectively from the year-ago period.  Positive items of $0.02 per share were more than offset by $0.04 per share of restructuring and other items.  Revenues were $35.1 billion for the quarter, down 4% from the year-ago period.

“In the second quarter, GE achieved Industrial segment profit growth in six of seven businesses, reduced structural costs, and continued to invest in growth,” said GE Chairman and CEO Jeff Immelt.  “We executed in a business environment that was slightly improved versus the first quarter.  Emerging markets remain resilient, and in the U.S. we saw strong growth in orders this quarter.  Europe is stabilizing but still challenged.  We expect margin expansion to continue and segment profits to grow in the second half of the year.”

Infrastructure orders for the quarter rose 4% to $24.1 billion.  GE’s backlog of equipment and services at the end of the quarter was its highest ever at $223 billion, up $7 billion from the first quarter. Infrastructure order pricing rose 0.9% for the quarter.

Industrial segment margins rose 50 basis points in the quarter.  Strong price performance and material deflation contributed to $293 million of positive value gap.  This was partially offset by unfavorable volume timing for Power & Water.  Unit shipments in Power & Water are expected to strengthen in the second half of the year.  The Company has reduced Industrial structural costs $474 million year-to-date.  GE remains on track for planned margin growth of 70 basis points for the year.

During the quarter, GE and its aircraft engine joint ventures announced Aviation wins totaling more than $26 billion at the Paris Air Show.  This included commitments for $8.6 billion for CFM LEAP engines and CFM56-5B engines for AirAsia, $1.8 billion for GEnx engines for United Airlines, and $760 million for CFM LEAP engines in 30 Boeing 737 MAX 8 airplanes for CIT Group.  In Healthcare Systems, U.S. equipment orders grew 9% versus the year-ago period.

GE Capital progressed with its strategy to decrease the size of its portfolio and focus on its core businesses.  GE Capital earnings fell 9%, in line with planned asset reductions.  ENI (excluding cash and equivalents) was $391 billion at quarter-end.  Volume was up 5% for the quarter, with good returns.  General Electric Capital Corporation’s (GECC) Tier 1 common ratio under Basel 1 rose 108 basis points to 11.2%, and net interest margin was strong at 5%.  During the quarter, GECC paid $1.9 billion in dividends to the parent, and GE announced plans for up to $6.5 billion in total GECC dividends for 2013.

GE generated $5.1 billion in total cash from operating activities (CFOA) during the second quarter, excluding NBCU deal-related taxes.  CFOA was lower year-to-date primarily due to NBCU deal-related taxes.  GE ended the quarter with $89 billion of consolidated cash and cash equivalents.  GE Capital commercial paper outstanding was $36 billion at quarter-end, down from $43 billion at the end of 2012.

GE continues to execute on its balanced, disciplined capital allocation plan.  GE has returned $9.9 billion to investors year-to-date through dividends and share buybacks.  In the second quarter, GE announced the $3.3 billion acquisition of Lufkin Industries, a leading provider of artificial lift technologies for the oil and gas industry and a manufacturer of industrial gears.  This transaction closed on July 1, 2013.  GE’s December 2012-announced acquisition of the aviation business of Avio, an Italy-based manufacturer of aviation propulsion components and systems for civil and military aircraft, remains on track to close in the second half of 2013.

Immelt concluded, “This quarter we delivered Industrial segment profit growth.  We continue to execute on operational priorities within our control:  achieving our cost-out goals, maintaining a very strong cash position, reducing the size of GE Capital, and returning substantial cash to shareholders.  Our overall framework for the year is unchanged.”

Second-quarter Highlights:

Second-quarter operating earnings were $3.7 billion, down 8% from second-quarter 2012 and operating EPS was $0.36, down 5%.  GAAP earnings from continuing operations (attributable to GE) were $3.3 billion, down 11% to $0.31 per share and down 9% from the second quarter of 2012.   Positive items of $0.02 per share were more than offset by $0.04 per share of restructuring and other items.

Including the effects of discontinued operations, second-quarter net earnings attributable to GE were $3.1 billion ($0.30 per share) in 2013 compared with $3.1 billion ($0.29 per share) in the second quarter of 2012.  This is an increase in net earnings of 1% and net EPS of 3%.

Second-quarter revenues were down 4% at $35.1 billion.  Industrial sales of $24.6 billion fell 2% versus the second quarter of 2012.  GECC revenues of $11 billion fell 3% from last year.

Cash generated from GE operating activities year-to-date totaled $3.7 billion ($5.3 billion excluding NBCU-related taxes), compared to $6.8 billion last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary second-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the Company's website at www.ge.com.

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GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors.  GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our capital allocation plans, as such plans may change and affect planned share repurchases and strategic actions, including acquisitions, joint ventures and dispositions; our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

Media Contact:
Seth Martin, 203.572.3567 (cell)
seth.martin@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended June 30	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$24,502	$25,003	(2)%	$24,623	$25,138	(2)%	$31	$26	19%
Other income	104	393		2	409		–	–
GECC earnings from continuing operations	–	–		1,922	2,122		–	–
GECC revenues from services	10,517	11,001		–	–		10,949	11,328
Total revenues and other income	35,123	36,397	(4)%	26,547	27,669	(4)%	10,980	11,354	(3)%

Costs and expenses
Cost of sales, operating and administrative
expenses	27,061	27,603		22,520	23,249		4,868	4,690
Interest and other financial charges	2,617	3,202		326	351		2,405	2,979
Investment contracts, insurance losses and
insurance annuity benefits	687	662		–	–		728	702
Provision for losses on financing receivables	1,029	743		–	–		1,029	743
Total costs and expenses	31,394	32,210	(3)%	22,846	23,600	(3)%	9,030	9,114	(1)%

Earnings from continuing operations
before income taxes	3,729	4,187	(11)%	3,701	4,069	(9)%	1,950	2,240	(13)%
Benefit (provision) for income taxes	(308)	(496)		(297)	(392)		(11)	(104)
Earnings from continuing operations	3,421	3,691	(7)%	3,404	3,677	(7)%	1,939	2,136	(9)%
Earnings (loss) from discontinued
operations, net of taxes	(122)	(553)		(122)	(553)		(121)	(553)
Net earnings	3,299	3,138	5%	3,282	3,124	5%	1,818	1,583	15%
Less net earnings (loss) attributable to
noncontrolling interests	166	33		149	19		17	14
Net earnings attributable
to the Company	3,133	3,105	1%	3,133	3,105	1%	1,801	1,569	15%
Preferred stock dividends declared	–	–		–	–		(135)	–
Net earnings attributable to
GE common shareowners	$3,133	$3,105	1%	$3,133	$3,105	1%	$1,666	$1,569	6%

Amounts attributable to the Company:
Earnings from continuing operations	$3,255	$3,658	(11)%	$3,255	$3,658	(11)%	$1,922	$2,122	(9)%
Earnings (loss) from discontinued
operations, net of taxes	(122)	(553)		(122)	(553)		(121)	(553)
Net earnings attributable
to the Company	$3,133	$3,105	1%	$3,133	$3,105	1%	$1,801	$1,569	15%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.31	$0.34	(9)%
Basic earnings per share	$0.32	$0.35	(9)%

Per-share amounts - net earnings
Diluted earnings per share	$0.30	$0.29	3%
Basic earnings per share	$0.30	$0.29	3%

Total average equivalent shares
Diluted shares	10,328	10,611	(3)%
Basic shares	10,263	10,574	(3)%

Dividends declared per common share	$0.19	$0.17	12%

Amounts attributable to the Company:
Earnings from continuing operations	$3,255	$3,658	(11)%
Adjustment (net of tax): Non-operating
pension costs/(income)	430	352
Operating earnings (non-GAAP measure)	$3,685	$4,010	(8)%

Operating earnings – diluted earnings
per share	$0.36	$0.38	(5)%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Six Months Ended June 30	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$46,689	$48,530	(4)%	$46,926	$48,825	(4)%	$57	$56	2%
Other income	1,719	950		1,622	1,009		–	–
GECC earnings from continuing operations	–	–		3,849	3,894		–	–
GECC revenues from services	21,725	21,997		–	–		22,458	22,638
Total revenues and other income	70,133	71,477	(2)%	52,397	53,728	(2)%	22,515	22,694	(1)%

Costs and expenses
Cost of sales, operating and administrative
expenses	53,173	53,802		44,013	45,286		9,806	9,212
Interest and other financial charges	5,238	6,549		650	666		4,805	6,164
Investment contracts, insurance losses and
insurance annuity benefits	1,350	1,399		–	–		1,417	1,473
Provision for losses on financing receivables	2,517	1,606		–	–		2,517	1,606
Total costs and expenses	62,278	63,356	(2)%	44,663	45,952	(3)%	18,545	18,455	-%

Earnings from continuing operations
before income taxes	7,855	8,121	(3)%	7,734	7,776	(1)%	3,970	4,239	(6)%
Benefit (provision) for income taxes	(814)	(1,161)		(721)	(842)		(93)	(319)
Earnings from continuing operations	7,041	6,960	1%	7,013	6,934	1%	3,877	3,920	(1)%
Earnings (loss) from discontinued
operations, net of taxes	(231)	(750)		(231)	(750)		(230)	(750)
Net earnings	6,810	6,210	10%	6,782	6,184	10%	3,647	3,170	15%
Less net earnings (loss) attributable to
noncontrolling interests	150	71		122	45		28	26
Net earnings attributable
to the Company	6,660	6,139	8%	6,660	6,139	8%	3,619	3,144	15%
Preferred stock dividends declared	–	–		–	–		(135)	–
Net earnings attributable to
GE common shareowners	$6,660	$6,139	8%	$6,660	$6,139	8%	$3,484	$3,144	11%

Amounts attributable to the Company:
Earnings from continuing operations	$6,891	$6,889	-%	$6,891	$6,889	-%	$3,849	$3,894	(1)%
Earnings (loss) from discontinued
operations, net of taxes	(231)	(750)		(231)	(750)		(230)	(750)
Net earnings attributable
to the Company	$6,660	$6,139	8%	$6,660	$6,139	8%	$3,619	$3,144	15%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.66	$0.65	2%
Basic earnings per share	$0.67	$0.65	3%

Per-share amounts - net earnings
Diluted earnings per share	$0.64	$0.58	10%
Basic earnings per share	$0.65	$0.58	12%

Total average equivalent shares
Diluted shares	10,374	10,608	(2)%
Basic shares	10,310	10,574	(2)%

Dividends declared per common share	$0.38	$0.34	12%

Amounts attributable to the Company:
Earnings from continuing operations	$6,891	$6,889	-%
Adjustment (net of tax): Non-operating
pension costs/(income)	853	688
Operating earnings (non-GAAP measure)	$7,744	$7,577	2%

Operating earnings – diluted earnings
per share	$0.75	$0.71	6%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2013	2012	V%	2013	2012	V%

Revenues(a)
Power & Water	$5,715	$6,900	(17)%	$10,540	$13,451	(22)%
Oil & Gas	3,955	3,642	9%	7,354	7,048	4%
Energy Management	1,981	1,877	6%	3,729	3,599	4%
Aviation	5,303	4,855	9%	10,377	9,746	6%
Healthcare	4,490	4,500	- %	8,779	8,800	- %
Transportation	1,597	1,565	2%	3,019	2,835	6%
Home & Business Solutions	2,127	2,029	5%	4,044	3,944	3%
Total industrial segment revenues	25,168	25,368	(1)%	47,842	49,423	(3)%
GE Capital	10,980	11,354	(3)%	22,515	22,694	(1)%
Total segment revenues	36,148	36,722	(2)%	70,357	72,117	(2)%
Corporate items and eliminations(a)	(1,025)	(325)	U	(224)	(640)	65%
Consolidated revenues and other income from
continuing operations	$35,123	$36,397	(4)%	$70,133	$71,477	(2)%

Segment profit(a)
Power & Water	$1,087	$1,303	(17)%	$1,806	$2,491	(27)%
Oil & Gas	532	466	14%	857	806	6%
Energy Management	31	4	F	46	25	84%
Aviation	1,067	922	16%	2,003	1,784	12%
Healthcare	726	694	5%	1,321	1,279	3%
Transportation	313	282	11%	580	514	13%
Home & Business Solutions	83	79	5%	162	136	19%
Total industrial segment profit	3,839	3,750	2%	6,775	7,035	(4)%
GE Capital	1,922	2,122	(9)%	3,849	3,894	(1)%
Total segment profit	5,761	5,872	(2)%	10,624	10,929	(3)%

Corporate items and eliminations(a)	(1,883)	(1,471)	(28)%	(2,362)	(2,532)	7%
GE interest and other financial charges	(326)	(351)	7%	(650)	(666)	2%
GE provision for income taxes	(297)	(392)	24%	(721)	(842)	14%

Earnings from continuing operations
attributable to the Company	3,255	3,658	(11)%	6,891	6,889	- %

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(122)	(553)	78%	(231)	(750)	69%

Consolidated net earnings attributable
to the Company	$3,133	$3,105	1%	$6,660	$6,139	8%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, GECC preferred stock dividends declared and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment’s relative net cost of operations.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2013	2012	V%	2013	2012	V%

GE Capital

Revenues	$10,980	$11,354	(3)%	$22,515	$22,694	(1)%

Segment profit	$1,922	$2,122	(9)%	$3,849	$3,894	(1)%

Revenues
Commercial Lending and Leasing (CLL)	$3,907	$4,038	(3)%	$7,414	$8,378	(12)%
Consumer	3,715	3,812	(3)%	7,606	7,689	(1)%
Real Estate	872	876	- %	2,529	1,712	48%
Energy Financial Services	303	446	(32)%	646	685	(6)%
GE Capital Aviation Services (GECAS)	1,282	1,317	(3)%	2,661	2,648	- %

Segment profit
CLL	$825	$628	31%	$1,223	$1,292	(5)%
Consumer	828	907	(9)%	1,351	1,736	(22)%
Real Estate	435	221	97%	1,125	277	F
Energy Financial Services	60	122	(51)%	143	193	(26)%
GECAS	304	308	(1)%	652	626	4%

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	6/30/13	12/31/12	6/30/13	12/31/12	6/30/13	12/31/12

Assets
Cash & marketable securities	$132.5	$125.9	$19.3	$15.6	$113.2	$110.4
Receivables	20.2	19.9	10.5	9.3	–	–
Inventories	16.8	15.4	16.7	15.3	0.1	0.1
Financing receivables - net	246.9	258.0	–	–	257.1	269.0
Property, plant & equipment - net	68.8	69.0	16.1	16.0	52.6	53.0
Investment in GECC	–	–	79.3	77.9	–	–
Goodwill & intangible assets	84.7	85.2	56.7	56.8	28.0	28.3
Other assets	88.4	109.5	32.6	45.5	62.5	70.1
Assets of businesses held for sale	0.3	0.2	0.1	–	0.2	0.2
Assets of discontinued operations	1.9	2.3	–	–	1.8	2.3

Total assets	$660.5	$685.4	$231.3	$236.4	$515.5	$533.4

Liabilities and equity
Borrowings and bank deposits	$387.3	$414.1	$12.6	$17.5	$375.6	$397.3
Investment contracts, insurance liabilities
and insurance annuity benefits	27.1	28.3	–	–	27.6	28.7
Other liabilities	114.9	111.9	95.3	95.0	25.1	22.2
Liabilities of businesses held for sale	–	0.2	–	–	–	0.2
Liabilities of discontinued operations	2.4	2.5	0.1	0.1	2.4	2.4
GE shareowners' equity	122.5	123.0	122.5	123.0	84.2	81.9
Noncontrolling interests	6.3	5.4	0.8	0.8	0.6	0.7

Total liabilities and equity	$660.5	$685.4	$231.3	$236.4	$515.5	$533.4

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), GE Capital ending net investment (ENI) excluding cash and equivalents, cash generated from GE Industrial operating activities (Industrial CFOA), GE CFOA excluding NBCU deal-related taxes and Industrial CFOA excluding NBCU deal-related taxes. The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended June 30
	2013	2012	V%

Earnings from continuing operations attributable to GE	$3,255	$3,658	(11)%
Adjustment (net of tax): non-operating pension costs/(income)	430	352
Operating earnings	$3,685	$4,010	(8)%

Earnings per share – diluted(a)
Continuing earnings per share	$0.31	$0.34	(9)%
Adjustment (net of tax): non-operating pension costs/(income)	0.04	0.03
Operating earnings per share	$0.36	$0.38	(5)%

	Six Months Ended June 30
(Dollars in millions; except earnings per share)	2013	2012	V%

Earnings from continuing operations attributable to GE	$6,891	$6,889	-%
Adjustment (net of tax): non-operating pension costs/(income)	853	688
Operating earnings	$7,744	$7,577	2%

Earnings per share – diluted(a)
Continuing earnings per share	$0.66	$0.65	2%
Adjustment (net of tax): non-operating pension costs/(income)	0.08	0.06
Operating earnings per share	$0.75	$0.71	6%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

June 30,
(In billions)	2013

Financial Services (GECC) total assets	$515.5
Adjustment: deferred income taxes	5.6
GECC total assets	521.1
Less assets of discontinued operations	(1.8)
Less non-interest bearing liabilities	(58.6)
GE Capital ENI	460.7
Less cash and equivalents	(69.5)
GE Capital ENI, excluding cash and equivalents	$391.2

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

Industrial CFOA, GE and Industrial CFOA excluding NBCU Deal-Related Taxes and Pension Contributions

	Three Months Ended June 30
(Dollars in millions)	2013	2012	V%

Cash from GE's operating activities (continuing operations) as reported	$3,497	$4,730	(26)%
Less dividends from GECC	1,947	3,000
Cash from GE's operating activities (continuing operations) excluding
dividends from GECC (Industrial CFOA)	1,550	1,730	(10)%
Adjustment: effects of NBCU deal-related taxes	1,565	–
Adjustment: effect of pension contributions	–	216
Industrial CFOA excluding NBCU deal-related taxes and pension contributions	$3,115	$1,946	60%

Cash from GE's operating activities (continuing operations) as reported	$3,497
Adjustment: effect of NBCU deal-related taxes	1,565
GE CFOA excluding the effect of NBCU deal-related taxes	$5,062

	Six Months Ended June 30
(Dollars in millions)	2013	2012	V%

Cash from GE's operating activities (continuing operations) as reported	$3,697	$6,789	(46)%
Less dividends from GECC	1,947	3,000
Cash from GE's operating activities (continuing operations) excluding
dividends from GECC (Industrial CFOA)	1,750	3,789	(54)%
Adjustment: effects of NBCU deal-related taxes	1,565	–
Adjustment: effect of pension contributions	–	216
Industrial CFOA excluding NBCU deal-related taxes and pension contributions	$3,315	$4,005	(17)%

Cash from GE's operating activities (continuing operations) as reported	$3,697
Adjustment: effect of NBCU deal-related taxes	1,565
GE CFOA excluding the effect of NBCU deal-related taxes	$5,262

We define “Industrial CFOA” as GE’s cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare GE’s operating cash flows and Industrial CFOA excluding the effects of taxes paid related to the NBCU transaction and 2012 pension contributions. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measures of Industrial CFOA and Industrial CFOA excluding certain items provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

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